Exhibit 10.11
Mortgage Contract
(English Translation, Original is in Chinese)

Mortgagor：Dalian Befut Wire & Cable Manufacturing Co., Ltd
Address：Qipan Village, Gezhenpu Town, Ganjingzi District, Dalian City
Legal representative：Cao Hongbo
Postal code：116001
Operator：Lu Haiyang
Tel： 0411—83678755
Fax：0411-83670955

Mortgagee：China Development Bank Corporation
Address：29  Outer Street  of Fuchengmen, Xicheng District, Beijing
Legal representative：Chen Yuan
Postal code：100037

Transacting  branch：China Development Bank Corporation,  Dalian Branch
Branch address： No. 15,  17 Renmin Road, Zhongshan District, Dalian City
Branch manager：Song Weinong
Postal code：116001
Operator：Dong Ziyue
Telephone：0411-82819088-8166
Fax：0411-82810032

To guarantee that the borrower Dalian Befut Wire & Cable Manufacturing Co., Ltd fulfills the loan contract  No.2102221452009020773 (hereinafter referred to as the Master Contract) signed with the mortgagee, the mortgagor agrees to pledge the assets as listed in the collateral list (see appendix) as collaterals, to provide a guarantee to the mortgagee. The mortgagor and the mortgagee hereby enter into this contract through  negotiation.

Clause 1                      Definition

Unless  as otherwise agreed herein,  definitions of the terms in this contract are the same as those in the Master Contract.

Clause 2                      Collateral

Please see the appendix for the names and related details of the collaterals under this contract.

Clause 3                      Scope of guarantee

As agreed in the Main Contract, the borrower has borrowed RMB 100,000,000 Yuan (One Hundred Million Yuan only) from the mortgagee, with a loan period of 7 years (i.e. from November 2nd,  2009 to  November 1st, 2016).

The scope of guarantee of this Contract includes all of the loan principle, interest, penalty interest, compensation, liquidated damages, damages compensation and  fees for  collateral realization under the Master Contract.

Along with the settlement of the loan principal stipulated in the Master Contract, the principle amount secured under this contract  should correspondingly been reduced.

Clause 4                      The Mortgagor’s statement and guarantee

1) The mortgagor is a corporation established by the law, currently holds a valid Business License, legally owns its assets and operates its business;

2) The mortgagor has legal ownership and disposition rights of the collaterals;  if the collaterals provided by the mortgagor are assets which are subject to approval or agreement of related parties  according to the law, the mortgagor shall ensure that the legitimate approval or agreement has been obtained; there is no dispute on ownership or disposition rights for the collaterals;

3) Other than the collaterals stated in this contract, there shall be no property guarantee, leasehold, trusteeship, joint ownership or any other ownership disputes in any form for the collaterals;

4) The mortgagor has completed all necessary internal authorization procedures related to signing this contract, and is hereby lawful and valid;

5) All the documents and data provided  by the mortgagor to the mortgagee shall be true, accurate and complete.

The above mentioned statement and guarantee are valid within the  validity period of this contract.

Clause 5                      Obligations of the mortgagor

1) The mortgagor shall be safekeeping of the collaterals, and accept inspection by the mortgagee at any time. The mortgagor shall take immediate relevant action with regards to the suggestions from the mortgagee during the said inspection for the purpose of ensuring that the collaterals are whole and intact. The expenses of safekeeping and maintaining the collaterals are borne by the mortgagor;

2)  The mortgagor is not allowed to dispose the collaterals  in any manner without prior written consent  of the mortgagee;

3) The mortgagor shall notify the mortgagee 10 days in advance in writing with respect to the changes of  company name, address, legal representative,  registered capital, business scope, company type or amendment of company article of incorporation, and provide the mortgagee with the relevant documentation for record;

4)  The mortgagor shall deliver ownership certificate of collaterals (disposition rights) or mortgage rights certificate to the mortgagee within three working days after registration of the collaterals.

5) All fees caused by signing and fulfilling this contract shall be borne by the mortgagor;

6) If any of the mortgagor’s actions are likely to decrease the value of the collaterals, the mortgagee is entitled to request  the mortgagor to restore its original status, or provide guarantee. If the above-mentioned request by the mortgagee is rejected by the mortgagor, the mortgagee has the right to request the debtor to fulfill the debt, and also may request to exercise the collateral rights in advance.

Clause 6                      Obligations of the mortgagee

The mortgagee shall return to the Document of Title, disposition rights certificate and  insurance  certificate of the collaterals, etc  to the mortgagor within 15 days after settlement of all debts under the Master Contract.

Clause 7                      Insurance

Within 10 days after the signing of this contract, the mortgagor shall carry out and complete all insurance procedures for the collaterals in accordance with the insurance type, insured amount and insured period determined by the mortgagee at an insurance company approved by the mortgagee.

The mortgagor shall not terminate the insurance for any reasons prior to the full settlement of the debt under the Master Contract. If the mortgagor  terminates the insurance, the mortgagee has the right to buy the insurance on behalf of the mortgagor, and all costs shall be borne by the mortgagor.

Clause 8                      Realization of the collateral rights

If the mortgage is unable to settle the debt  under the Master Contract in accordance with  terms of the Master Contract, or if the mortgagor is declared to be bankrupt, revoked or dissolved according to the law, the mortgagee has the right to lawfully dispose the collaterals by auction, selling or discounting etc., and to retain such money as compensation. If the proceeds exceed the amount of the secured claims under this contract, the excess shall belong to the mortgagee.

Clause 9                      Liabilities for breach of contract

1) If the mortgagor, due to not carrying out the insurance procedures in accordance with the terms of this contract, causes the financial losses to the mortgagee, the mortgagor shall make due compensation;

2) The collaterals are damaged or destroyed due to the mortgagor’s fault, or if the insurance company lawfully refuses to make compensation or if the insurance payout is insufficient to repay the debt under the terms of the Master Contract, the mortgagee has the right to request the mortgagor to restore the value of the collaterals within a deadline, or provide the mortgagee with an accepted guarantee to top up the deficit;

3) If the Mortgagor violates the terms of this contract and disposes the collaterals without authorization, the mortgagee has the right to request the mortgagor to restore the collaterals to its original status;

4) If the mortgagor, due to concealment of the existence of joint-ownership, disputes, seizure, detention or previous pledging of the collaterals, causes the losses to the mortgagee, the mortgagor shall make due compensation;

5) If the mortgagor violates other terms of this contract, or if any of the statements and guarantees made by the mortgagor under Clause 4 of this contract  is proven to be false or misleading, resulting in losses to the mortgagee, the mortgagor shall make due compensation;

6) If the mortgagee violates the terms of this contract,  and fails to promptly return to  the mortgagor with the Document of Title, disposition rights certificate and  insurance certificate  etc. of the collaterals in its safekeeping, resulting in losses to the mortgagor, the mortgagee shall make due compensation;

Clause 10                      Modification and Termination of Contract

1) The mortgagor or the mortgagee is not allowed to modify or terminate the contract without  authorization. If modification or termination is required, it shall be by a consensus between both parties and a written agreement shall be reached;

2)  If the debtor and the mortgagee reach a written agreement to modify the content of the Master Contract, the mortgagor shall continue to fulfill its responsibility for the guarantee of the debt under the Master Contract with the collaterals under this contract. If modifications to the Master Contract without agreement of the mortgagor results in an increase of the loan amount, the mortgagor shall not be responsible for guaranteeing the increased amount.

Clause 11                      Collateral registration

The mortgagor and the mortgagee shall transact  the collateral registration with the relevant authorities  within 7 days after  the signing of this contract.

Clause 12                      Settlement of disputes

In the event of disputes during the course of the mortgagor’s and mortgagee’s fulfillment of this contract, both parties shall settle the dispute  through negotiation; if it fails, the dispute shall be settled through litigation  at the people’s court  at the location of the mortgagee’s transacting branch.

Clause 13                       Miscellaneous

1)  Any other issues unmentioned in this contract s  shall be resolved through negotiation between the  mortgagor and mortgagee, or transacted in accordance with state laws and legal regulations;

2) This contract has two original copies, one each for the mortgagor  and the mortgagee, and it has 6 duplicate copies.

Clause 14                      Contract  validity

This contract comes into effect upon being signed by the mortgagor and the mortgagee with stamps affixed.

Appendix: Collateral list
Collateral list（Real Estate）
Collateral name	Owner	Location	Property ownership certificate number	Floor area (square meters)	Evaluation value (10,000 Yuan）
Guard house	Dalian Befut Wire & Cable Manufacturing Co., Ltd	20 Shimen Street, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001864	63.96	10. 19
Factory No. 1	Dalian Befut Wire & Cable Manufacturing Co., Ltd	20 Shimen Street, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001865	2744. 56	678. 02
Factory No. 2	Dalian Befut Wire & Cable Manufacturing Co., Ltd	20 Shimen Street, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001866	3836. 56	947. 74
Factory No. 3	Dalian Befut Wire & Cable Manufacturing Co., Ltd	20 Shimen Street, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001867	3836. 56	947. 74
Office Building	Dalian Befut Wire & Cable Manufacturing Co., Ltd	20 Shimen Street, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001868	2001. 63	578. 22
Office Building	Dalian Befut Wire & Cable Manufacturing Co., Ltd	8 Qifeng Road, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001869	8508. 7	2534. 4
Warehouse No. 1	Dalian Befut Wire & Cable Manufacturing Co., Ltd	8 Qifeng Road, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001870	5332. 5	1139. 76
Factory No. 1 (including transformer room)	Dalian Befut Wire & Cable Manufacturing Co., Ltd	8 Qifeng Road, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001871	7293. 27	1856. 45
Factory No. 2 (including laboratory equipment room, boiler room, and ancillary)	Dalian Befut Wire & Cable Manufacturing Co., Ltd	8 Qifeng Road, Harbor Industrial Zone, Changxing Island, Dalian	No. 2009001872	9526. 87	2501. 56

Mortgagor：Dalian Befut Wire & Cable Manufacturing Co., Ltd ( Seal)
Legal representative (or authorized representative): Cao Hongbo
Signature: /s/ Cao Hongbo

Mortgagor’s bank and account number: China Construction Bank, Dalian Qingniwaqiao Subbranch
21201500100053003069
November 2nd, 2009

Mortgagee：China Development Bank Corporation ( Seal)
Legal representative (or authorized representative):  Song Weinong
November 2nd, 2009
Signature: /s/ Song Weinong

Signing Place: Dalian City